Exhibit 99.2a

AO Capital Partners Limited
In the Philippines	IPVG Corp
25th Floor, Philamlife Tower	34th Floor, RCBC Plaza
8767 Paseo de Roxas, Makati City	Ayala Avenue, Makati City
1226 Philippines	1200 Philippines
Telephone: (632) 885-0088	Telephone: (632) 976-4784
Fax No.: (632) 885-0092	Fax No.: (632)886-6510
11 January 2008
Mr. Lance Rosenzweig
President, Chairman of the Board, Chief Executive Officer and Secretary
PeopleSupport, Inc.
1100 Glendon Avenue, Suite 1250
Los Angeles, California 90024
Dear Mr. Rosenzweig:
Proposal to Acquire PeopleSupport, Inc. at $I7.00/share
IPVG Corp. (“IPVG”) and AO Capital Partners, Ltd. (hereinafter referred to as, “our group” or “we”) are pleased to inform you of our new proposal to acquire, in an all-cash transaction, PeopleSupport, Inc. (the “Company”).
We understand that the Company felt that, with the conclusion of its strategic planning session and its recent initiatives under way, our offer last November 30, 2007 to acquire the Company at a purchase price of $15.00 per share was “inadequate and was not the best way to enhance shareholder value”.
It is unfortunate that the Board of Directors of the Company has not engaged us in serious discussions despite repeated attempts to have confidential dialogues regarding our proposal. We are also disappointed that the directors do not see the merit of our proposal despite the fact that it is directly beneficial to the shareholders of the Company.
However, upon careful deliberation of the recent initiatives, revised earnings guidance, and new strategic planning the Company announced in its statement of December 12, 2007, we are prepared to make a revised proposal to acquire the Company at a purchase price of $17.00/share. This new proposal represents approximately 34.81% premium to the Company’s 60-day weighted average closing price of $12.61/share including the close of market yesterday, January 10, 2008. We believe that our new proposal represents a substantial premium to the stated weighted average closing price and is a compelling opportunity for the Company and its shareholders. We believe that the Board of Directors of the Company has a serious fiduciary duty to consider what is best for the interests of the Company’s shareholders, both short-term and long-term.

In this regard, we and our team, including our legal advisors, remain ready to meet with you and your advisors in person or by teleconference at any time to discuss our new proposal and to answer any questions you may have about our new proposal. If we do not here from you, we will assume that you are not interested in pursuing the new proposal contemplated in this letter.
We look forward to hearing from you.
Sincerely,

/s/ Enrique Gonzalez	/s/ Martin Lichauco

Enrique Gonzalez	Martin Lichauco
Chief Executive Officer	Managing Director
IPVG	AO Capital Partners Limited
Cc: Board of Directors of PeopleSupport, Inc.
About AO Capital Partners, Ltd.
AO Capital is a member company of American Orient Capital Partners Group (“AOCP Group”). The AOCP Group provides high value added advisory services for the private placement of debt and equity capital, corporate restructuring, mergers &. acquisition, and project finance. In addition, AOCP Group is involved in managing private equity funds for investments in Asian based companies. The senior management team of the AOCP Group has over 120 years of cumulative professional experience throughout the region. Along with its head office in Hong Kong, AOCP Group maintains full service offices in the Philippines, Singapore and in India.
About IPVG
IPVG is publicly listed on the Philippine Stock Exchange (PSE Ticker Symbol: IP) and engaged in the information technology and communications space in South East Asia. IPVG owns three operating subsidiaries in: (i) Information Technology and Telecommunications (IT&T); (ii) on-line gaming, and (iii) Business Process Outsourcing (BPO) with presence in the Philippines, Singapore, Vietnam, Hong Kong and India.

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Exhibit 99.2b

AO Capital Partners Limited

25th Floor, Philamlife Tower	IPVG Corp.
8767 Paseo de Roxas, Makati City	34th Floor, RCBC Plaza, Ayala
1226 Philippines	Avenue, Makati City, Metro Manila
Telephone: (632) 885-0088	Philippines
Fax No: (632) 885-0092	Telephone: (632) 976-4784
Fax (632) 886-6510
January 24, 2008
Mr. Lance Rosenzweig
President, Chairman of the Board and Chief Executive Officer
PeopleSupport, Inc.
1100 Glendon Avenue, Suite 1250
Los Angeles, CA 90024
Re: Proposal to Acquire PeopleSupport, inc.
Dear Mr. Rosenzweig,
This correspondence is with regard to our proposal dated January 11, 2008 to acquire PeopleSupport, Inc. (“PSPT”) for US$17 per share.
During our conference call with your financial advisor on January 16, 2008, we along with our counsel proposed signing a Non Disclosure Agreement (“NDA”) between PSPT, IPVG, and AO Capital to facilitate the exchange of non-public information regarding the financing structure of our offer. During that call we also stressed that we would be unable to share any non-public information with you unless we have a signed NDA which is customary for transactions such as this.
As has been publicly disclosed and well published in the media, IPVG has completed several acquisitions around Asia and the United States. Together with AO Capital which has completed over US$10 billion in transactions, our firms have the right experience and resources to complete the proposed acquisition of your company.
The reluctance of your board to sign the NDA and to engage us in direct meaningful discussions regarding this offer has thus far prevented discussions from moving forward. We would consider continued dialogue with you and your advisors in the future should you agree to our requests.
Regards,

On Behalf of IPVG Corp.	On behalf of AO Capital Partners Limited

/s/ Enrique Gonzalez	/s/ Martin Lichauco

Enrique Gonzalez	Martin Lichauco
Chief Executive Officer	Managing Director

Exhibit 99.2c

January 25, 2008
Mr. Enrique Gonzalez
Chief Executive Officer
IPVG Corp.
34th Floor, RCBC Plaza
Ayala Avenue, Makati City
1200 Philippines
Mr. Martin Lichauco
Managing Director
AO Capital Partners Limited
25th Floor, Philamlife Tower
8767 Paseo de Roxas, Makati City
1226 Philippines
Re: Proposal to Acquire PeopleSupport, Inc.
Gentlemen:
We acknowledged receipt of your letter dated January 24, 2008 with respect to your request for an NDA in connection with your proposal dated January 11, 2008 to acquire PeopleSupport, Inc. (“PSPT”) for US $17 per share.
We do not believe that your letter accurately reflects the communications we and our financial advisor, Credit Suisse, have had with your representatives and with your legal counsel, Shearman & Sterling, regarding our reasonable requests for information on how you will provide the funds necessary to complete the acquisition you propose. Despite your assertion that you advised us that you would not be able to share any non-public information with us without a signed NDA, in our communications on January 16, 2008, we agreed that you would provide, at a minimum, information as to your proposed sources and uses of the funds necessary to complete the transaction on a generic or “no-names” basis. Furthermore, we understood that you would be convening a meeting during the early part of the week of January 21, 2008 with your financing sources such that you could provide us an even greater level of detail, including potentially the identity of your financing sources. You advised us that you would provide us with a response no later than Wednesday, January 23, 2008. Additionally, Credit Suisse both called and sent an email to you earlier this week asking for a status update. In neither case did they receive a reply. Not having heard from you or having received any of the requested information by the close of business on Wednesday, we sent you our letter dated January 24, 2008.
Corporate Headquarters
1100 Glendon Avenue, Suite 1250, Los Angeles, California 90024
T 310.824.6200 F 310.824.6299 www.peoplesupport.com

January 25, 2008

Notwithstanding your lack of responsiveness or commitment to agreed timelines to date, we are prepared to enter into a limited NDA with you, as you request, to enable you to provide us and our advisors with information to enable us to evaluate the credibility of your proposal. As previously requested, this information should include the following:
•	Details of your contemplated transaction structure including the identity of the legal entity that would consummate the proposed transaction and legal domicile;

•	Details of your financing sources, including (a) a sources and uses table by tranche, (b) the identity of all debt and equity sources; and (c) written indications of interest you have received from your financing sources, including contact information for representatives at each funding source;

•	Additionally, support detailing the over US$ 10 billion of transactions completed by AO Capital as referred to in your letter dated January 24, 2008 would be helpful, as we have been unable to identify through our own means such a level whereby AO Capital has acted as a principal investor.
We may, of course, have requests for additional information, questions regarding the information you furnish to us, and we may request access to representatives at your financing sources.
To facilitate your delivery to us of the necessary information as soon as practicable, and pursuant to your request, we have enclosed an NDA executed on behalf of PSPT that will protect the confidentiality of the information you provide to us.
As we previously advised you, we are not prepared to proceed with further evaluation of your current proposal without information supporting its credibility. If you wish to continue to pursue your proposal with us, please return fully executed copies of the enclosed NDA to us by no later than the close of business (Pacific time) on Tuesday, January 29, 2007 together with such of the information as you have available and a schedule of when any information not included will be delivered over the course of not more than another three business days thereafter.
Should you fail to respond to the foregoing within the indicated time frame, we will consider your proposal as withdrawn and we would expect to engage in no further dialog with you after that time.
Very truly yours,
Lance Rosenzweig
President, Chairman of the Board and Chief Executive Officer

Exhibit 99.2d

January 25, 2008
Mr, Enrique Gonzalez
Chief Executive Officer
IPVG Corp.
34th Floor, RCBC Plaza
Ayala Avenue, Makati City
1200 Philippines
Mr. Martin Lichauco
Managing Director
AO Capital Partners Limited
25th Floor, Philamlife Tower
8767 Paseo de Roxas, Makati City
1226 Philippines
Subject: Nondisclosure Agreement (this “Agreement”)
Ladies and Gentlemen:
In connection with your revised proposal to acquire PeopleSupport, Inc. (“PSPT”) in an all cash transaction at $17 per share, as made in your letter dated 11 January 2008 (the “Transaction”), PSPT has requested that you provide PSPT and Credit Suisse, PSPT’s financial advisor, with information regarding the means by which you will provide the funds necessary for the transaction you propose together with evidence of the availability of any required financing and the sources and the extent to which any such financing is committed. We have advised you that our receipt and evaluation of this information is a condition precedent to any further consideration by PSPT of your proposal. This Agreement is intended to protect the confidentiality of such information provided by IPVG Corp. and AO Capital Partners Limited or any of their affiliates (IPVG Corp., AO Capital Partners Limited, and their respective affiliates, successors and assigns referred to collectively herein as the “Proposed Acquirers” or “you”); PSPT, and its affiliates, successors and assigns are referred to herein collectively as “PSPT” or “we”.
The Proposed Acquirers expect to furnish to PSPT certain oral and written nonpublic, confidential information. All such information furnished to PSPT or any of its Representatives (as defined below) by the Proposed Acquirers or any of their Representatives (irrespective of the form of communication and whether such information is so furnished on or after the date hereof), and all analyses, compilations, data, studies, notes, interpretations, memoranda or other documents prepared by PSPT or its Representatives containing or based in whole or in part on any such furnished information are collectively referred to herein as the “Information.” The term
Corporate Headquarters
1100 Glendon Avenue, Suite 1250, Los Angeles, California 90024
T 310.824.6200 F 310.824.6299 www.peoplesupport.com

January 25, 2008

“Information” does not include any information which (i) at the time of disclosure or thereafter is generally available to the public (other than as a result of a disclosure directly or indirectly by PSPT or its Representatives in violation of this Agreement), (ii) is or becomes available to PSPT on a non-confidential basis from a source other than the Proposed Acquirers or its Representatives, provided that, to PSPT’s knowledge, after reasonable inquiry, such source was not prohibited from disclosing such information to PSPT by a legal, contractual or fiduciary obligation owed to the Proposed Acquirers, (iii) was in PSPT’s possession prior to its being furnished by or on behalf of the Proposed Acquirers, provided that the source of such information was not, to the knowledge of PSPT, after reasonable inquiry, prohibited from disclosing such information to PSPT by a legal, contractual or fiduciary obligation owed to the Proposed Acquirers or (iv) is independently developed by PSPT or its Representatives without reference to any confidential or proprietary information of the Proposed Acquirers.
     In consideration of such Information being furnished, PSPT agrees to the following:
     1. Except as otherwise provided herein, all Information furnished by the Proposed Acquirers or its Representatives will be kept strictly confidential by PSPT in accordance with the terms hereof, will not be used by PSPT other than in connection with the consideration or evaluation of the Transaction, and will not be disclosed by PSPT or any of its Representatives, except (a) as required by applicable law, regulation or legal process, and only after compliance with Section 3 below, (b) to the extent reasonably required in connection with the exercise of any remedy hereunder, (c) as permitted in this Agreement and (d) that PSPT may disclose the Information or portions thereof to those of its and its affiliates’ directors, officers, employees agents, accountants and attorneys (the persons to whom such disclosure is permissible being collectively referred to herein as “Representatives”) who PSPT reasonably believes need to know such information for the purpose of considering the Transaction. PSPT agrees it will inform such Representatives of this Agreement and the confidential nature of the Information and to be responsible for any breach of the confidentiality provisions of this Agreement by any of its Representatives (it being understood that such responsibility shall be in addition to and not by way of limitation of any right or remedy the Proposed Acquirers may have against PSPT’s Representatives with respect to any such breach).
     2. Without the prior written consent of the parties hereto, neither PSPT (and its Representatives) nor the Proposed Acquirers will disclose to any person (except to the extent otherwise required (a) by applicable law, regulation or legal process, and only after compliance with Section 3 below, (b) to the extent reasonably required in connection with the exercise of any remedy hereunder or (c) as permitted in this Agreement), either the fact that any investigations, discussions or negotiations are taking place concerning a possible Transaction, or that PSPT has received Information or Information has been made available to it, or any of the terms, conditions or other facts with respect to any such possible Transaction, including the status thereof. The term “person” as used in this Agreement will be interpreted broadly to include the media and any corporation, company, group, partnership or other entity or individual. Notwithstanding the

January 25, 2008

foregoing, it is expressly agreed that PSPT may publicly disclose the results of its and its Representatives evaluation of the Information as it relates to the Transaction provided that PSPT shall not disclose the name or identity of any of the Proposed Acquirers’ financing sources or the details, including pricing, of any such proposed financing.
     3. If PSPT or any of its affiliates or Representatives or the Proposed Acquirers or any of their affiliates or Representatives becomes legally compelled or required by applicable law or regulation or legal process (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Information or the information referred to in Section 2 above, the party required to make the disclosure shall provide the other party with prompt prior written notice of such requirement so that the other parties may seek (with the cooperation of the party required to make the disclosure) a protective order or other appropriate remedy and/or waive in writing compliance with the provisions of this Agreement. If such protective order or other remedy or waiver is not obtained or given or available, the party required to make disclosure (and its respective Representatives) agrees to disclose only that portion of the Information or the information referred to in Section 2 above which is legally required to be disclosed (in the opinion of its counsel, which need not be written). Nothing in this Agreement shall prohibit any party from disclosing any Information if compelled or required by any governmental or regulatory agency having jurisdiction over it or its affiliates or to defend any claim against it or them.
     4. Nothing contained in this Agreement shall preclude disclosures necessary to comply with accounting standards and applicable securities and other laws and regulations including disclosures made in order to comply with the regulations of the Securities and Exchange Commission (“SEC”) or with the regulations of any applicable securities exchange (including the regulations of the New York Stock Exchange or the Nasdaq National Market), and in that regard each party hereto may file with the SEC reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and/or file with the SEC registration statements under the Securities Act of 1933, as amended or otherwise provide the SEC with information requested by it in connection with the foregoing; provided, however, that any such disclosure shall include only such information as PSPT is required, in the opinion of PSPT’s counsel (which need not be written), by law or other disclosure obligations to disclose. If PSPT intends to make a disclosure pursuant to this Section 4, it shall use reasonable efforts to notify the Proposed Acquirers so that the parties shall have an opportunity to discuss the content and timing of the proposed disclosure, it being understood that nothing in this sentence shall limit PSPT’s right to make any disclosure as contemplated by this Section 4.
     5. At any time upon the Proposed Acquirers’ written request for any reason, PSPT will promptly deliver to the Proposed Acquirers or destroy all written Information (and all copies, extracts or other reproductions in whole or in part thereof) furnished to PSPT or its Representatives by or on behalf of the Proposed Acquirers, except that PSPT may retain those copies required by applicable law, regulation or internal recordkeeping policies. All other Information shall be destroyed and no copy thereof shall be retained,

January 25, 2008

and in no event shall PSPT be obligated to disclose or provide the Information prepared by it or its Representatives to the Proposed Acquirers. Such destruction shall be certified to by an officer of PSPT upon request of the Proposed Acquirers. Notwithstanding the return or destruction of the Information, PSPT and its Representatives will continue to be bound by this Agreement.
     6. PSPT understands and acknowledges that neither the Proposed Acquirers nor any of their Representatives or affiliates is making any representation or warranty, express or implied, as to the accuracy or completeness of the Information, and neither the Proposed Acquirers nor any of their Representatives or affiliates will have any liability to PSPT or any other person resulting from the use of the Information by PSPT or its affiliates or Representatives, except, in each case, if the Proposed Acquirers and PSPT enter into definitive documentation relating to a Transaction, which documentation expressly provides for representations or warranties as to the accuracy or completeness of Information.
     7. No provision in this Agreement may be waived, amended or assigned except in a writing signed by both parties, which writing shall specifically refer to this paragraph (or such other provision) and explicitly make such waiver, amendment or assignment.
     8. The parties agree that money damages would not be a sufficient remedy for any breach or threatened breach of this Agreement and that the parties shall be entitled to equitable relief, including injunction and specific performance, in the event of any such breach or threatened breach, in addition to all other remedies available at law or in equity without the necessity of proving that monetary damages would be an inadequate remedy. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or in equity.
     10. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of California or the courts of the United States of America located in the Central District of California for any actions, suits or proceedings arising out of or relating to this Agreement (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts). The Proposed Acquirers agree that service of any process, summons, notice or document by U.S. registered mail to their addresses set forth above shall be effective service of process for any action, suit or proceeding brought against the Proposed Acquirers in any such court. PSPT agrees that service of any process, summons, notice or document by U.S. registered mail solely to it registered agent, Registered Agent Solutions, Inc., 980 9th ST 16th FL, Sacramento, CA 95814 shall be effective service of process for any action, suit or proceeding brought against the PSPT in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, in the courts of the State of California or the United States of America located in the Central District of California, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court

January 25, 2008

that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
     11. Each party agrees that no failure or delay by the other party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.
     12. If any provision of this Agreement is found to violate any statute, regulation, rule, order or decree of any governmental authority, court, agency or exchange, such invalidity shall not be deemed to affect any other provision hereof or the validity of the remainder of this Agreement to the extent permitted by law, and such invalid provision shall be deemed deleted from this Agreement to the minimum extent necessary to cure such violation.
     13. The Proposed Acquirers agree that all (a) contacts or communications by them or their Representatives with PSPT regarding the Information or the Transaction, (b) requests for information and (c) requests for management meetings shall be made through the chief executive officer or the chief financial officer of PSPT, or such other individuals as the PSPT may otherwise direct.
     14. This Agreement is for the benefit of each party and its respective directors, officers, employees, representatives and agents and their respective successors and permitted assigns and shall be governed by, and construed in accordance with, the law of the State of California, without giving effect to the principles of conflicts of laws thereof that would designate the law of another jurisdiction. Neither this Agreement nor any of the rights or obligations hereunder may be assigned, by operation of law or otherwise, by either party without the prior written consent of the other party, and any attempted assignment or transfer by either party not in accordance herewith shall be null and void.
     15. This Agreement represents the entire agreement between the parties with respect to the subject matter contained herein and may be amended or terminated only by a writing signed by the parties.
     16. The terms of this Agreement will terminate one year after the date hereof.

January 25, 2008

     If you agree with the foregoing, please sign and return a copy of this letter, which will constitute our agreement with respect to the subject matter of this letter.

Very truly yours,

PEOPLESUPPORT, INC.

By:	/s/ Lance Rosenzweig

Name:	Lance Rosenzweig
Title:	CEO

ACKNOWLEDGED AND AGREED
as of the date first above written:

IPVG CORP.

By:

Name:
Title:

AO CAPITAL PARTNERS LIMITED

By:

Name:
Title:

Exhibit 99.2e

AO Capital Partners Limited

IPVG Corp.	25th Floor, Philamlife Tower
34th Floor, RCBC Plaza, Ayala Avenue	8767 Paseo de Roxas, Makati City
Makati City, Metro Manila	1226 Philippines
Philippines	Telephone: (632) 885-0088
Telephone: (632) 976-4784	Fax No: (632) 885-0092
Fax (632) 886-6510

January 28, 2008
Mr. Lance Rosenzweig
President, Chairman of the Board and Chief Executive Officer
PeopleSupport, Inc.
1100 Glendon Avenue, Suite 1250
Los Angeles, CA 90024
Re: Proposal to Acquire PeopleSupport, Inc.
Dear Mr. Rosenzweig,
Thank you for your letter dated January 25, 2008. We appreciate your understanding of our need for a Non Disclosure Agreement (“NDA”) before we release any non-public information regarding our offer. We also would like to thank you for forwarding your NDA to us along with that letter. Together with our counsel, we are drafting a more comprehensive NDA that we will send to you shortly. Our proposed NDA will contemplate, among other things, the following:
a.	Two-way information exchange which would call for a release of information from both parties. This will allow us to conduct the required due diligence on PeopleSupport Inc. (“PSPT”) and will allow you to evaluate our offer; and

b.	A sufficient due diligence period which would allow us to confirm our offer price;

c.	Payment of an appropriate “stalking horse fee” in the event PSPT decides to pursue a transaction with another party; and

d.	The removal of PSPT’s poison pill.
We have already invested significant time and resources on this transaction and we believe that all of these are necessary before we can proceed with furnishing you confidential details of our funding structure, including financing sources and uses, identities of funding sources, and written indications of interest. Accordingly, prior agreement on these sections will serve as comfort to us in the event the information we provide you serves as the basis for a public auction process that may be initiated by your

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Board or as insisted upon by your largest shareholder in their letter to you dated December 5, 2007.
Consistent with what we have expressed to you and your advisors in the past, we would like to proceed with this proposed transaction on a friendly basis. For that purpose, we would therefore suggest a meeting between all parties concerned to take place, at your convenience, either in Los Angeles or in Manila. As we move forward, we would like you to consider having direct discussions with us, in order to clarify the issues and concerns of all parties involved in this proposed transaction and properly address each of their requests in a satisfactory manner. We hope to hear from you on or before Friday, February 1, 2008 in order to have continuing dialogue regarding this proposal.
Sincerely yours,

/s/ Enrique Gonzalez	/s/ Martin Lichauco
Enrique Gonzalez	Martin Lichauco
Chief Executive Officer	Managing Director
IPVG Corp.	AO Capital Partners Limited

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Exhibit 99.2f

January 29, 2008
Mr. Enrique Gonzalez
Chief Executive Officer,
IPVG Corp.
34th Floor, RCBC Plaza
Ayala Avenue, Makati City
1200 Philippines
Mr. Martin Lichauco
Managing Director
AO Capital Partners Limited
25th Floor, Philamlife Tower
8767 Paseo de Roxas, Makati City
1226 Philippines
Re: Proposal to Acquire PeopleSupport, Inc. (“PSPT”)
Gentlemen:
We refer to your letter to us dated January 28, 2008. With respect to such letter and your previous correspondence to us we note that you have continued to file or otherwise publicly disclose in the Philippines the content of such letters (although not our letters in response). We believe this has resulted in an inaccurate public perception of the status of your proposal to acquire PSPT and that it is time now to bring this process to a conclusion.
As we have informed you and your representatives repeatedly, most recently in our letter dated January 25, 2008, receipt of information regarding the ability of IPVG and AO Capital to fund the acquisition you propose is a customary and, in the circumstances, necessary prerequisite to further consideration and evaluation of your proposal. As you are aware, our financial advisor, Credit Suisse, asked that you provide us, at the very least, with a summary of the sources and uses of funds for your proposal without disclosing the identities of your financing sources or the details of your financing. At your request and to enable you to provide us with pertinent information, we also provided you with an executed NDA to protect the confidentiality of your information. To date, none of the information we have requested has been made available to us.
Instead of returning a counter-signed copy of the NDA we provided together with the requested information, you have made further public statements about your proposal, and have made demands for additional commitments on our part which are not customary, are unreasonable and are unacceptable. In particular:
Corporate Headquarters
1100 Glendon Avenue, Suite 1250, Los Angeles, California 90024
T 310.824.6200 F 310.824.6299 www.peoplesupport.com

January 29, 2008

a)	We would be prepared to consider a two-way information exchange if, after receipt, review and consideration of the information we requested of you, we believe that your proposal has credible sources of funding and that the $17 per share offer presents an opportunity for PSPT stockholders worthy of additional exploration. In the absence of such information, we cannot make that determination and we are not prepared to invest additional time, effort and expense in evaluation of your proposal or to provide you with access to our confidential and sensitive information, especially since IPVG may be viewed as a potential competitor to PSPT. We therefor reject your proposal to enter into an NDA at this time that would provide for a two-way information exchange.

b)	If we were able to conclude that you have credible means of funding the proposed acquisition of PSPT, and that the per share price you propose is of interest, we would expect that further due diligence would be appropriate for you to confirm or increase your proposed price. In the absence of the information requested, however, we are unable to make that determination and we therefor reject your proposal to enter into an NDA at this time which would provide for a due diligence period.

c)	Your initial proposal and subsequent revised proposal to acquire PSPT were unsolicited by PSPT. PSPT has given no indications that it is seeking acquisition offers from anyone. As stated in PSPT’s press release of December 12, 2007 in which we rejected your initial proposal of $15 per share as inadequate, our Board has reviewed the strategic plans in place for the company and believes that the implementation of those plans is the best way to enhance shareholder value at this time. Your request for a “stalking horse fee” is highly unusual, especially for unsolicited offers, and we therefor reject your proposal to enter into an NDA at this time that would provide for such a fee.

d)	You indicate in your letter that you would like to proceed with the proposed transaction on a friendly basis. PSPT’s Shareholder Rights Plan in no way inhibits or prevents us from engaging with you, or any other prospective party, to discuss a possible transaction or transactions. Your request that we remove the rights plan suggests that your intentions are not to engage in friendly discussions and we therefor reject your proposal to enter into an NDA at this time that would provide for removal of our Shareholder Rights Plan.
Despite our efforts to give serious consideration to your proposal and the reasonableness of our requests, and despite our efforts to communicate directly with you and your representatives, to date your responses have been limited to engaging in self-serving letter writing, avoiding engagement on substantive matters, and presenting an escalating list of demands.
We have asked Credit Suisse and our lawyers to be available for a telephone call with you and your representatives through the remainder of the day to discuss and elaborate on our position and to respond to any questions you may have. We will also extend until

January 29, 2008

close of business (Pacific time) tomorrow, January 30, 2008, the deadline we set in our last letter for you to return a counter-signed copy of the NDA together with meaningful information responsive to our request; we will continue to expect your response to include a commitment to deliver any remaining information to us before the close of business (Pacific time) on Friday, February 1, 2008.
We remain focused on maximizing shareholder value, and we have been extremely patient and accommodating to enable you to demonstrate your capability to consummate your proposed transaction. However, in the absence of a timely and good faith response from you, we will conclude that the interests of PSPT and its stockholders are not served by further communications with you and we will reject your proposal.
Very truly yours,

Lance Rosenzweig
President, Chairman of the Board and Chief Executive Officer